UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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The Hartford Mutual Funds, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HARTFORD FUNDS SPECIAL MEETING OF SHAREHOLDERS

PLEASE REMIND YOUR CLIENTS TO VOTE NOW

WE MUST RECEIVE YOUR CLIENTS’ VOTES BY APRIL 4, 2014

A Special Meeting of Shareholders (the “Meeting”) of The Hartford Balanced Allocation Fund, The Hartford Conservative Allocation Fund, and The Hartford Growth Allocation Fund (each, a “Fund” and collectively, the “Funds”), each a series of The Hartford Mutual Funds, Inc. (the “Company”) will be held on April 4, 2014 at 10:00 a.m. Eastern Time at the offices of Hartford Funds Management Company, LLC (“HFMC”), 5 Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, Pennsylvania 19087.  Proxy statement packages were mailed to shareholders of record as of January 10, 2014.  We urge your clients to read the proxy statement and to vote as soon as possible in order to allow the Funds to obtain a sufficient number of votes to hold the meeting as scheduled.

What Proposals will shareholders be asked to consider at the upcoming Meeting?

1.   The ratification and approval of the sub-advisory agreement between HFMC, the investment manager of the Funds, and Wellington Management Company, LLP (“Wellington Management”) pursuant to which Wellington Management serves as the sub-adviser to the Funds and manages each Fund’s assets.

2.   The approval of the retention of fees paid and the payment of fees payable by Hartford Investment Financial Services, LLC, the Funds’ former investment manager, and HFMC (as applicable) to Wellington Management for its sub-advisory services to the Funds.

3.   The authorization of HFMC to select and contract with sub-advisers that are not affiliated with HFMC or the Funds (other than by reason of serving as a sub-adviser to one or more Hartford-sponsored mutual funds (the “Hartford Funds”)) and to materially amend investment sub-advisory agreements without obtaining shareholder approval.

4.   To transact such other business as may properly come before the Meeting, or any adjournment(s) or postponement(s) thereof.

If your clients have any questions or would like to vote, please have them call 1-855-976-3324.  Shareholders can choose one of the following methods to vote:

VOTE ONLINE	VOTE BY MAIL	VOTE BY PHONE

Visit www.proxyvote.com, as noted on the proxy card, and enter the 12-digit control number that appears on the proxy card. Follow the on-screen prompts to vote.	Return the executed proxy card in the postage-paid envelope provided so it is received by April 4, 2014.

Call the phone number above  Monday – Friday, 9:30am – 9pm, Eastern time to speak with a proxy specialist.

OR

Call the toll free touch-tone phone number listed on the proxy card. Have the proxy card with the 12-digit control number available. Follow the touch-tone prompts to vote.